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                                                                     EXHIBIT 4.4

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of July 1, 2005, is made by and among PDG Environmental, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the undersigned (together with their affiliates, the "INITIAL INVESTORS").

                                   BACKGROUND

      A. In connection with that certain Securities Purchase Agreement of even date herewith by and among the Company and the Initial Investors (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "INITIAL PREFERRED STOCK"), that are convertible into shares of the Company's common stock, par value $0.02 per share (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation, Rights and Preferences with respect to such Preferred Stock (the "CERTIFICATE OF DESIGNATION"), (ii) warrants ("INITIAL WARRANTS") to acquire shares of Common Stock and (iii) warrants (the "PREFERRED WARRANTS") to acquire additional shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "ADDITIONAL PREFERRED STOCK" and, together with the Initial Preferred Stock, the "PREFERRED STOCK") and additional warrants to acquire shares of Common Stock (the "ADDITIONAL WARRANTS" and, together with the Initial Warrants, the "WARRANTS"). The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock (without giving effect to the limitations in Article XV of the Certificate of Designation) are referred to herein as the "CONVERSION SHARES" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants (without giving effect to the limitations in Section 10 of the Warrants) are referred to herein as the "WARRANT SHARES."

      B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, and to consummate the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS.

      (a) As used in this Agreement, the following terms shall have the following meanings:

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            (i) "INVESTOR" means the Initial Investors and any holders of
Registrable Securities to whom the rights conferred by this Agreement have been duly and validly transferred in accordance with Section 9 hereof.

            (ii) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

            (iii) "REGISTRABLE SECURITIES" means (a) the Conversion Shares, (b) the Warrant Shares, and (c) any shares of capital stock issued or issuable, from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing (including the Preferred Stock, the Preferred Warrants and the Warrants), whether as default payments, Premium (as defined in the Certificate of Designation), on account of the reset adjustment set forth in
Article I.D of the Certificate of Designation, anti-dilution or other adjustments or otherwise; provided, however, that any such securities shall cease to be Registrable Securities when (i) such Registrable Securities have been sold or (ii) such Registrable Securities may be sold without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision.

            (iv) "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act that covers the Registrable Securities pursuant to this Agreement, including the prospectus contained therein and any and all pre- and post-effective amendments and any and all exhibits thereto and documents incorporated by reference therein.

      (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2.    REGISTRATION.

      (a) Mandatory Registration. The Company shall prepare promptly and file with the SEC as soon as practicable, but in no event later than the ninetieth
(90th) day following the date hereof (the "FILING DATE"), a Registration Statement on Form S-2 (or, if Form S-2 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Investors) covering the resale of at least nine million, thirty-three thousand, seven hundred and fifty (9,033,750) Registrable Securities. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registrable Securities included on the Registration Statement shall be allocated among the Investors as set forth in Section 11(k) hereof. The Registration Statement (and each amendment

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or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and their counsel prior to its filing or other submission.

      (b) Payments by the Company. The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than the one hundred forty-fifth (145th) day following the date hereof (the "REGISTRATION DEADLINE"). At the time of effectiveness, the Company shall ensure that such Registration Statement covers at least one hundred and twenty-five percent (125%) of the Registrable Securities, including, if necessary, by filing an amendment prior to the effective date of the Registration Statement to increase the number of Registrable Securities covered thereby. If (i) (A) the Registration Statement required to be filed pursuant to Section 2(a) hereof is not filed with the SEC prior to the Filing Date or declared effective by the SEC on or before the Registration Deadline or (B) any Registration Statement required to be filed pursuant to Section 3(d) hereof is not declared effective by the SEC on or before the ninetieth (90th) day following the applicable Registration Trigger Date (as defined in Section 3(d) below), (ii) if, after any such Registration Statement has been declared effective by the SEC and until the expiration of the Registration Period (as defined below), sales of any of the Registrable Securities required to be covered by such Registration Statement (including any Registrable Securities required to be registered pursuant to Section 3(d) hereof) cannot be made pursuant to such Registration Statement by reason of a stop order or the Company's failure to update the Registration Statement or for any other reason outside the control of the Investors (subject to the right of the Company to suspend use thereof during a Black-Out Period (as defined in Section 4(c) below) not to exceed forty-five (45) consecutive days or seventy-five (75) days in any 12-month period (each such period being a "PERMITTED BLACK-OUT PERIOD"); provided, however, that the duration of any Permitted Black-Out Period resulting solely from a request by an Investor pursuant to Section 3(o) shall not be considered for purposes of calculating the forty-five (45) or seventy-five (75) day limits described in this proviso), or
(iii) the Common Stock is not listed or included for quotation on the Nasdaq SmallCap Market (the "SMALLCAP MARKET"), the Nasdaq National Market (the "NATIONAL MARKET"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX") or the OTC Electronic Bulletin Board (the "BULLETIN BOARD") at any time after the Registration Deadline hereunder, then the Company will make payments to each Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the product of (i) the number of shares of Preferred Stock then outstanding and held by such Investor (including, for this purpose, any shares of Preferred Stock that have been converted into Conversion Shares then held by such Investor as if such shares of Preferred Stock had not been so converted) multiplied by the Purchase Price (as defined in the Securities Purchase Agreement) plus any additional amounts paid in connection with the exercise of Preferred Warrants by such Investor, multiplied by (ii) one hundredth (0.01), for each 30 day period (or portion thereof) (A) after the Filing Date and prior to the date the Registration Statement is filed with the SEC pursuant to Section 2(a), (B) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC, (C) after the ninetieth (90th) day following a Registration Trigger Date and prior to the date the Registration Statement filed pursuant to Section 3(d) hereof is declared effective by

                                      -3-
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the SEC, or (D) during which sales of any Registrable Securities cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective (other than with respect to any Permitted Black-Out Period) or the Common Stock is not listed or included for quotation on the SmallCap Market, the National Market, NYSE, AMEX or the Bulletin Board; provided, however, that, for purpose of calculating the payment amount owed to any given Investor, there shall be excluded from each such period any delays which are solely attributable to changes required by such Investor in the Registration Statement with respect to information relating to such Investor, including, without limitation, changes to the plan of distribution (other than any corrections of Company mistakes with respect to information previously provided by such Investor). All such amounts required to be paid hereunder shall be paid in cash within five days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty
(30) days, interim payments shall be made for each such 30 day period.

      (c) [Intentionally omitted]

      (d) Piggy-Back Registrations. If, at any time prior to the expiration of the Registration Period (as defined in Section 3(b) below) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor written notice of such filing, and if, within 15 days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities, (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder and (iii) no such reduction shall reduce the amount of Registrable Securities included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. With respect to any registration of Registrable Securities pursuant to this Section 2(d), if at any time after written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration the Company shall determine for any reason either not to register or delay registration of such securities, or to withdraw the Registration Statement after filing and after notice thereof, but prior to the effectiveness of the Registration Statement, the Company may, at its election, give written notice of such determination to each Investor and thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration pursuant to this
Section 2(d) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities pursuant to this
Section 2(d), for the same period as the delay in registering such other securities.

      (e) Eligibility for Form S-2. The Company represents and warrants that it meets the requirements for the use of Form S-2 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports and statements required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-2.

3.    OBLIGATIONS OF THE COMPANY.

      In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

      (a) The Company shall respond promptly to any and all comments made by the staff of the SEC to any Registration Statement required to be filed hereunder, and shall submit to the SEC, before the close of business on the second business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable.

      (b) The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times (subject to the right of the Company to suspend use thereof during any Permitted Black-Out Period) until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and
(ii) the date on which all of the Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "REGISTRATION PERIOD"), which Registration

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Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein, and subject to the right of the Company to suspend use thereof during any Permitted Black-Out Period) (A) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (B) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in any such Registration Statement or incorporated by reference therein (x) shall comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, (y) shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and (z) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

      (c) The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with any such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period (subject to the right of the Company to suspend use thereof during any Permitted Black-Out Period), and (ii) during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by any such Registration Statement.

      (d) In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any five (5) consecutive trading days (the last of such five (5) trading days being the "REGISTRATION TRIGGER DATE"), insufficient to cover one hundred and twenty-five percent (125%) of the Registrable Securities then issued or issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) and exercise of the Warrants (without giving effect to any limitations on exercise contained in the Warrants), the Company shall provide each Investor written notice of such Registration Trigger Date within three (3) business days thereafter and shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover on the amended Registration Statement and/or such new Registration Statement one hundred and twenty-five percent (125%) of the Registrable Securities issued or issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) or exercise of the Warrants (without giving effect to any limitations on exercise contained in the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date. The Company shall cause such amendment(s) and/or new Registration Statement(s) to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such

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Registration Statement within ninety (90) days after a Registration Trigger Date
(subject to the right of the Company to suspend effectiveness of the Registration Statement or delay effectiveness of the new Registration Statement during a Permitted Black-Out Period), each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a "MANDATORY REDEMPTION NOTICE"), to require the Company to redeem for cash such number of the Investor's shares of the Preferred Stock at a price per share of Preferred Stock equal to one hundred and twenty percent (120%) of the Purchase Price (as defined in the Securities Purchase Agreement) such that, following such redemption, the total number of Registrable Securities included on the Registration Statement for resale by such Investor is at least equal to one hundred and twenty-five percent (125%) of the Registrable Securities issued or issuable upon conversion of such Investor's Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) and exercise of such Investor's Warrants (without giving effect to any limitation on exercise contained in the Warrants). If the Company fails to redeem any of such Preferred Stock within five (5) business days after its receipt of a Mandatory Redemption Notice, then such Investor shall be entitled to the remedies provided in Article VIII of the Certificate of Designation.

      (e) The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement and such Investor's legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, as applicable, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement required to be filed pursuant to Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of written correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, all amendments and supplements thereto and all such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

      (f) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by any Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests,
(ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its Certificate of Incorporation or Bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

      (g) As promptly as practicable after (i) becoming aware of any event, as a result of which the prospectus included in any Registration Statement that includes Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) determining that it shall be necessary to amend or supplement the prospectus contained in the Registration Statement for any other reason in order to comply with the Securities Act, then Company shall (x) notify each Investor by telephone and facsimile of the happening of such event or of such other reason and (y) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission or effect such compliance, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

      (h) The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement that includes Registrable Securities (subject to the right of the Company to suspend use thereof during any Permitted Black-Out Period), and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement), and (ii) to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

      (i) The Company shall permit a single firm of counsel designated by the Initial Investors to review any Registration Statement required to be filed hereunder and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

      (j) The Company shall make generally available to its security holders as soon as practicable, but in no event later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement. The Company will be deemed to have complied with its obligations under this Section 3(j) upon the Company's filing, on an appropriate form, the appropriate report of the Company as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "EXCHANGE ACT").

      (k) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement that includes such Investor's Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company shall, upon learning that disclosure of any information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and cooperate with the Investor, at the Investor's expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

      (l) The Company shall use its best efforts to promptly cause all of the Registrable Securities covered by any Registration Statement to be listed or designated for quotation on the SmallCap Market, the National Market, the NYSE, the AMEX, the Bulletin Board or any other national securities exchange or automated quotation system and on each additional national securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any, if the listing or quotation of such Registrable Securities is then permitted under the rules of such exchange or automated quotation system, and in any event, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. (the "NASD") as such with respect to the Registrable Securities.

      (m) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement required to be filed pursuant to Section 2(a) hereof.

      (n) The Company shall cooperate with any Investor who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names, as such Investor or the managing underwriter or underwriters, if any, may reasonably request. Without limiting the generality of the foregoing, within three business days after any Registration Statement that includes Registrable Securities is declared effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to any Investor whose Registrable Securities are included in such Registration Statement), an opinion of such counsel in the form attached hereto as Exhibit A.

      (o) At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with such

Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

      (p) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC).

      (q) From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities which are not Registrable Securities in the Registration Statement required to be filed pursuant to Section 2(a) or 3(d) hereof without the consent of the holders of a majority in interest of the Registrable Securities, subject to the rights of certain investors pursuant to that certain Registration Rights Agreement, dated as of on or about July 1, 2005, entered into by the Company in connection with the concurrent offering contemplated by Section 7(g) of the Securities Purchase Agreement (the "Concurrent Offering Registration Rights Agreement"); provided, however that such Concurrent Offering Registration Rights Agreement, and any amendment thereto, shall have been approved by the Investors, with such approval not to be unreasonably withheld or delayed. The Company (x) shall not request that the SEC declare the registration statement filed pursuant to the Concurrent Offering Registration Rights Agreement (the "Concurrent Offering Registration Statement") effective as of any date or time prior to the date and time on which the Registration Statement shall become effective, and (y) shall otherwise cause the Registration Statement to be first declared effective by the SEC no later than such date and time as the Concurrent Offering Registration Statement shall be first declared effective by the SEC, including, without limitation, by filing a "delaying amendment" in respect of the Concurrent Offering Registration Statement pursuant to Rule 473 under the Securities Act.

      (r) The Company shall make available for inspection by (i) each Investor,
(ii) any underwriter participating in any disposition pursuant to any Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable such Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Investors shall, upon learning that disclosure of any information contained in such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice, if and to the extent practicable under the circumstances, to the Company prior to making such disclosure and cooperate with the Company, at the Company's expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information. Nothing herein shall be deemed to limit any Investor's ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

      (s) In the case of an underwritten public offering, at the request of any Investor, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to any such Investor and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and any such Investor.

4.    OBLIGATIONS OF THE INVESTORS.

      In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

      (a) It shall be a condition precedent to the obligations of the Company to effect the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor. Each Investor shall promptly notify the Company in writing of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution to the extent required by law.

      (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement required to be filed hereunder (or any amendments or supplements thereto), unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

      (c) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(h), or upon a request by the Investor pursuant to Section 3(o) hereof, in each case with respect to any Registration Statement including Registrable

Securities, each Investor shall immediately discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(g), 3(h) or 3(o) or until the Investor is advised in writing by the Company that the use of the prospectus contained in the Registration Statement may be resumed (such period being a "BLACK-OUT PERIOD"), as applicable, and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Preferred Stock and Warrants in connection with any sale of Registrable Securities with respect to which any such Investor has entered into a contract for sale prior to receipt of such notice and for which any such Investor has not yet settled.

      (d) No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below, and (iv) complies with all applicable laws in connection therewith. Notwithstanding anything in this Section 4(d) to the contrary, this Section 4(d) is not intended to limit any Investor's rights under Sections 2(a) or 3(d) hereof.

5.    EXPENSES OF REGISTRATION.

      All expenses incurred by the Company or the Investors in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above (including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Investors, and, in connection with any Investor's exercise of the piggy-back registration rights provided for in Section 2(d) hereof, any underwriting discounts and commissions) shall be borne by the Company. In addition, the Company shall pay (on an as incurred basis) each Investor's costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of such Investor hereunder.

6.    INDEMNIFICATION.

      In the event any Registrable Securities are included in a Registration Statement under this Agreement:

      (a) To the extent permitted by law, the Company shall indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and
(ii) the directors, officers, partners, members, employees and agents (including, without limitation, legal counsel) of each such Investor and each person, if any, who controls each such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "INVESTOR INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law (including, without limitation, any state securities law), rule or regulation relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C), collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse each Investor and each other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Investor Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Investor Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Investor Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

      (b) In connection with any Registration Statement in which an Investor is participating, (i) each such Investor shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each, a "COMPANY INDEMNIFIED PERSON"), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and (ii) subject to the restrictions set forth in Section 6(c), such Investor shall reimburse the Company Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnification obligations contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and provided, further, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification obligations contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

      (c) Promptly after receipt by any party entitled to indemnification under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the indemnified party; provided, however, that such indemnifying party shall not be entitled to assume such defense and an indemnified party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party that are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the indemnified parties, and such legal counsel shall be selected by Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates (if the parties entitled to indemnification hereunder are Investor Indemnified Persons) or by the Company (if the parties entitled to indemnification hereunder are Company Indemnified Persons). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.    CONTRIBUTION.

      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party shall make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.    REPORTS UNDER THE EXCHANGE ACT.

      With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

      (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

      (b) furnish to each Investor so long as such Investor holds Preferred Stock, Preferred Warrants, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities under Rule 144 without registration.

9.    ASSIGNMENT OF REGISTRATION RIGHTS.

      The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Preferred Stock, the Preferred Warrants, the Warrants or the Registrable Securities if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Certificate of Designation, the Preferred Warrants and the Warrants, as applicable. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Securities Purchase Agreement, the Certificate of Designation, the Preferred Warrants or the Warrants, the Securities (as defined in the Securities Purchase Agreement) may be pledged, and all rights of the Investor under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor's margin or brokerage account.

10.   AMENDMENT OF REGISTRATION RIGHTS.

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Initial Investors (to the extent such Initial Investor or its affiliates still owns Preferred Stock, Preferred Warrants, Warrants or Registrable Securities) and the Investor(s) who hold a majority in interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision; provided, however, that (a) no amendment hereto which restricts the ability of an Investor to elect not to participate in an underwritten offering shall be effective against any Investor which does not consent in writing to such amendment; (b) no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro rata amount of consideration from the Company; and (c) unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.   MISCELLANEOUS.

      (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      (b) Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party's address:

            (i) If to the Company:

                           PDG Environmental, Inc.
                           George Westinghouse Technology Center
                           Building 801
                           1386 Beulah Road
                           Churchill, Pennsylvania 15235
                           Telephone: (800) 972-7341, Ext. 16
                           Facsimile: (412) 243-4900
                           Attention: John C. Regan, CEO

                           with a copy simultaneously transmitted by like means
                            (which transmittal shall not constitute notice hereunder) to:

                           Cohen & Grigsby, P.C.
                           11 Stanwix Street, 15th Floor
                           Pittsburgh, PA 15222
                           Telephone: (412) 297-4831
                           Facsimile: (412) 209-1825
                           Attention: James D. Chiafullo, Esq.

            (ii) If to any Investor, to such address as such Investor shall have provided in writing to the Company.

      (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding in such forum. Nothing herein shall affect any Investor's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      (e) This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      (j) Unless other expressly provided herein, all consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority in interest of the Registrable Securities (determined as if all Preferred Stock and Warrants then outstanding had been converted into or exercised for Registrable Securities) held by all Investors.

      (k) The initial number of Registrable Securities included on any Registration Statement filed pursuant to Section 2(a) or 3(d), and each increase to the number of Registrable Securities included thereon, shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all Preferred Stock and Warrants then outstanding, as well as all Additional Preferred Stock and Additional Warrants issuable upon exercise of the Preferred Warrants, were converted into or exercised for Registrable Securities.

      (l) Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

      (m) For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term "trading day" means any day on which the Bulletin Board or, if the Common Stock is not then traded on the Bulletin Board, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the undersigned Initial Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

PDG ENVIRONMENTAL, INC.

By: /s/ John C. Regan
    --------------------
Name:  John C. Regan
Title: President & CEO

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

INITIAL INVESTOR:

_____________________________________________________
           (Print or Type Name of Purchaser)

By: _________________________________________________
Name:
Title:

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT A

[Date]

[Transfer Agent]

RE: [NAME OF COMPANY]

Ladies and Gentlemen:

We are counsel to PDG Environmental, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and we understand that [Name of Investor] (the "HOLDER") has purchased from the Company (i) shares of Series A Convertible Preferred Stock that are convertible into shares of the Company's common stock, par value $0.02 per share (the "COMMON STOCK"), (iii) warrants to acquire shares of Common Stock and (iii) warrants to acquire (x) additional shares of Series C Convertible Preferred Stock and (y) additional warrants to acquire shares of Common Stock. Pursuant to a Registration Rights Agreement, dated as of July 1, 2005, by and among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on ___________, 2005, the Company filed a Registration Statement on Form SB-2 (File No. 333- _____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. The Registration Statement was declared effective by the SEC on _____________, 2005.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered into an order declaring the Registration Statement effective under the Securities Act at [time of effectiveness] on [date of effectiveness], and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

Based on the foregoing, we are of the opinion that the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[NAME OF COUNSEL]

cc: [Name of Investor]